Exhibit 99.1

BURGER KING HOLDINGS, INC.
2006 OMNIBUS INCENTIVE PLAN

PERFORMANCE AWARD

     Unless defined in this Performance Award Agreement (this “Award Agreement”), capitalized terms will have the same meanings ascribed to them in the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

     Pursuant to Section 10 of the Plan, you have been granted a Performance Award on the following terms and subject to the provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.

Participant:

Individual Performance Award:	[ ] Shares (the “Individual Award”)

Performance Period:	July 1, ____ through and ending on June 30, ____ (the “Performance Period”)

Date of Grant:	[ ]

Vesting Schedule:	[ ]

     By your signature and the signature of the Company’s representative below, you and the Company agree that this Award of Performance Shares is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached Exhibit A.

PARTICIPANT	BURGER KING HOLDINGS, INC.

By:

Date:	Title:

Date:

EXHIBIT A

TERMS AND CONDITIONS OF THE
PERFORMANCE AWARD

No Payment for Shares

     No payment is required for Performance Shares that you receive under this Award.

Nature of Award.

     The Individual Award represents the opportunity to receive the number of Performance Shares earned as provided for below under “Determination of Number of Performance Shares Earned,” subject to the sections below entitled “Settlement of Performance Shares” and “Termination”. To the extent dividends are paid on Shares during the period from the Date of Grant, but prior to the settlement of the Performance Shares, you shall receive an amount in cash for each of your vested and unvested Performance Shares equal to the amount per share of the dividend.

Determination of Number of Performance Shares Earned.

     The number of “Performance Shares” earned as of the end of a Performance Period, if any, shall be determined as follows:

[# of Performance Shares = Company Performance Factor x Individual Award]

The “Company Performance Factor” shall be determined by the Committee in its sole discretion based on: [performance criteria to be inserted]

Settlement of Performance Shares.

     The Company shall deliver to you that number of Shares equal to the number of Performance Shares earned as of the end of the Performance Period, as determined above, on or as soon as practicable after the Vesting Date, subject to the section entitled “Termination” below. You will have no rights of a shareholder with respect to the Shares until such Shares have been delivered to you.

Termination.

     Except as set forth below in this section, upon a termination of your employment for any reason you will forfeit all of your Performance Awards that are unvested at the time of termination, regardless of whether they have been earned, without any consideration due to you.

     In the case of Performance Shares that have a cliff vesting schedule, if your employment terminates after the one-year anniversary of the Date of Grant, but prior to the Vesting Date by reason of death, Retirement or Disability, you will become vested, on the date of termination, in the number of Performance Shares that you would have been entitled to on the Grant Date anniversary immediately preceding the termination date, as if the vesting schedule had been in equal annual installments over the vesting period. For example, if the earned Performance Shares under this Award equal 400 Shares, the cliff vesting period is four years, and your employment terminates in month 30 after the Date of Grant due to Disability, you will become immediately vested in 200 Shares.

     In the event that a Change in Control occurs and, within twenty-four months following the date of such Change in Control, your employment is terminated by the Company Without Cause (as defined below) [or by you for Good Reason as defined in your employment agreement], upon such termination you will become vested in, and entitled to receive, the number of Shares equal to the Individual Award if your termination occurs prior to the end of the Performance Period, and thereafter, the total number of Performance Shares.

     In the event that there is a conflict between the terms of this Award Agreement regarding the effect of a termination of employment on your Award and the terms of any employment agreement or offer, promotion or confirmation letter with the Company or one of its Affiliates (“Employment Agreement”), the terms of your Employment Agreement will govern.

For purposes of this Award Agreement, the following terms shall have the following meanings:

“Cause” means (i) a material breach by you of any of your obligations under any written agreement with the Company or any of its Affiliates, (ii) a material violation by you of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to employees at your grade level, including without limitation, the Burger King Companies’ Code of Business Ethics and Conduct, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) the failure by you to reasonably and substantially perform your duties to the Company or its Affiliates (other than as a result of physical or mental illness or injury); (iv) your willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its Affiliates; (v) your fraud or misappropriation of funds; or (vi) the commission by you of a felony or other serious crime involving moral turpitude; provided that if you are a party to an Employment Agreement at the time of your termination of employment and such Employment Agreement contains a different definition of “cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Award Agreement.

If you are terminated Without Cause and, within the twelve (12) month period subsequent to such termination of employment, the Company determines that your employment could have been terminated for Cause, subject to anything to the contrary that may be contained in your Employment Agreement at the time of your termination of employment, your employment will, at the election of the Company, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

“Disability” means (i) a physical or mental condition entitling you to benefits under the long-term disability policy of the Company covering you or (ii) in the absence of any such plan, a physical or mental condition rendering you unable to perform your duties for the Company or any of its Affiliates for a period of six (6) consecutive months or longer; provided that if you are a party to an Employment Agreement at the time of your termination of employment and such Employment Agreement contains a different definition of “disability” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Award Agreement.

“Retirement” means a termination of employment by you on or after the later of (i) your 55th birthday and (ii) your completion of ten years of employment with the Company or its Affiliates.

“Without Cause” means a termination of your employment other than by the Company for Cause, by you for any reason, or by reason of your death or Disability (as defined above) ; provided that if you are a party to an Employment Agreement at the time of your termination of employment and such Employment Agreement contains a different definition of “without cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Award Agreement.

Taxes.

     You acknowledge that (i) you are required to pay any withholding or other applicable taxes that may be due as a result of receipt of this Award or the vesting or settlement of this Award, and no stock certificate will be released to you until your tax obligations are satisfied and (ii) such tax obligations will be satisfied by the Company withholding a sufficient number of Shares that otherwise would be released to you upon settlement of the Award based on the Fair Market Value of the Shares, determined as of the date when the taxes otherwise would have been withheld in cash.

No Guarantee of Continued Service.

     You acknowledge and agree that the performance, vesting and settlement of this Award as provided for herein is earned only by continuing as an employee at the will of the Company (not through the act of being hired or being granted this Award). You further acknowledge and agree that this Award Agreement, the transactions contemplated hereunder and the performance, vesting and settlement terms do not constitute an express or implied promise of continued employment for any period or at all and will not interfere in any way with your right or the Company’s or any Affiliate’s right to dismiss you from employment at any time or for any reason not prohibited by law and will not confer upon you any right to continue your employment for any specified period of time.

Termination for Cause; Restrictive Covenants.

     In consideration for the grant of this Award and for other good and valuable consideration, the sufficiency of which is acknowledged by you, you agree as follows:

     Upon (i) a termination of your employment for Cause, (ii) a retroactive termination of your employment for Cause as permitted herein or under your Employment Agreement, (iii) a violation of any post-termination restrictive covenant (including, without limitation, non-disclosure, non-competition and/or non-solicitation) contained in your Employment Agreement or (iv) a violation of any post-termination restrictive covenant (including, without limitation, non-disclosure, non-competition and/or non-solicitation) contained in any separation or termination or similar agreement you may enter into with the Company or one of its Affiliates in connection with your termination of employment, any Performance Shares you then hold that have not been settled shall be immediately forfeited and the Company may require that you repay (with interest or appreciation (if any), as applicable, determined up to the date payment is made), and you shall promptly repay (in cash or in Shares), to the Company, the Fair Market Value of any Shares (including Shares withheld for taxes) received upon the settlement of Performance Shares during the period beginning on the date that is one year before the date of your termination and ending on the first anniversary of the date of your termination. The Fair Market Value of any such Shares shall be determined as of the date the Performance Shares were settled.

Company’s Right of Offset

     If you become entitled to a distribution of benefits under this Award, and if at such time you have any outstanding debt, obligations or other liability representing an amount owing to the Company of any of its Affiliates, then the Company or its Affiliates, upon a determination by the Committee, and to the extent permitted by applicable law, may offset such amount so owing against the amount of benefits otherwise distributable.

[Insert for non-US Grantees - Acquired Rights

     You acknowledge and agree that this Award does not provide any entitlement to any benefit other than that granted under the Plan.

     You further acknowledge and agree that any benefits granted under the Plan are not a part of your base salary, and will not be considered a part of any pension or severance payments in the event of the termination of your employment for any reason.

     If your employment is terminated for any reason, whether lawfully or unlawfully, you agree that you will not be entitled to any damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan.

You acknowledge and agree that the benefits granted under the Plan are entirely at the discretion of the Committee and that the Committee, subject to Section 14 of the Plan, retains the right to alter, amend, modify, suspend or terminate this Plan at any time, in its sole discretion and without notice.]

Securities Laws.

     By accepting this Award, you acknowledge that federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with your Performance Shares. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

Entire Agreement; Dispute Resolution; Governing Law.

     The Plan, this Award Agreement and, to the extent applicable, your Employment Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Agreement may not be modified in a manner that adversely affects your rights heretofore granted under the Plan, except with your consent or to comply with applicable law as provided for in Section 14 of the Plan. This Award Agreement is governed by the laws of the State of Delaware.

     The Company and you agree that any dispute or controversy arising under or in connection with this Award Agreement shall be resolved by final and binding arbitration before the American Arbitration Association (“AAA”). The arbitration shall be conducted in accordance with AAA’s National Rules for the Resolution of Employment Disputes then in effect at the time of the arbitration. The arbitration shall be held in Miami, Florida.

     By signing this Award Agreement, you acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and conditions of the Plan, and hereby accept this Award subject to all provisions in this Award Agreement and in the Plan. You hereby agree to accept as final, conclusive and binding all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.